UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event reported):
October 26, 2020
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-38257

Delaware		46-4841717
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Susan Johnson to Board of Directors
Effective October 26, 2020, the Board of Directors (the “Board”) of National Vision Holdings, Inc. (“National Vision” or the “Company”) increased the size of the Board by one director (to a total size of eight directors) and filled the vacancy created by such increase by appointing Susan Somersille Johnson, age 54, as a Class I director, effective October 26, 2020. Ms. Johnson will hold office until the date of the Company’s 2021 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Ms. Johnson will serve on the audit committee.
Ms. Johnson serves as the Chief Marketing Officer at Prudential Financial, Inc. Ms. Johnson previously served from 2014 to 2020 as Executive Vice President and Chief Marketing Officer of Truist Financial, the bank holding company formed in 2019 following the merger of Sun Trust Banks, Inc. and BB&T. Prior to that, Ms. Johnson served as the Vice President of Global Marketing at NCR Corp. from 2012 to 2014. From 2007 to 2012, Ms. Johnson served as the Global Head of Operator Marketing at Nokia and previously held leadership roles in a number of technology organizations, including Nuance Communications, Fujitsu and Apple. Ms. Johnson was selected to our Board because of her marketing and branding expertise, along with her executive experience in technology and financial services.
The Board has determined that Ms. Johnson qualifies as an independent director under the corporate governance standards of NASDAQ and the independence requirements of Rule 10A-3 of the Exchange Act. Ms. Johnson was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. Johnson has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Johnson will be entitled to the annual compensation paid to independent non-employee directors, consisting of a cash retainer of $75,000 (prorated for 2020), payable quarterly in arrears, and $100,000 paid in restricted stock pursuant to the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). In connection with her appointment to the Board on October 26, 2020, Ms. Johnson was granted a $100,000 restricted stock award of the Company’s common stock pursuant to the Omnibus Incentive Plan, which will vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service through the applicable vesting date.
The Company and Ms. Johnson will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.36 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-220719) and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
A copy of the press release issued by the Company announcing the appointment of Ms. Johnson described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
99.1	National Vision Holdings, Inc. Press Release dated October 26, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: October 26, 2020	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary